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                                                                    Exhibit 23.5

                CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.
                ------------------------------------------------


     As independent petroleum consultants to The Houston Exploration Company and KeySpan Exploration and Production, LLC, we hereby consent to the incorporation of our report included in Registration Statements File Nos.: 333-53657, 333-53765, 333-920003, 333-79151, 333-40472, 333-34768, 333-60294, 333-82230,
and 333-104230.



                                         NETHERLAND, SEWELL & ASSOCIATES, INC.


                                         By: /s/ Danny D. Simmons
                                            ----------------------------------
                                            Name:  Danny D. Simmons
                                            Title: Executive Vice President


Houston, Texas
September 30, 2004